Exhibit 99.7

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K/A.

Introduction

The unaudited pro forma combined financial information of New PubCo has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of FIAC and DevvStream as adjusted to give effect to the Business Combination and the other related events contemplated by the Business Combination Agreement. The unaudited pro forma combined financial information also gives effect to certain completed or probable transactions to be consummated by FIAC and DevvStream that are not yet reflected in the historical financial information of FIAC or DevvStream and are considered material to investors. These material transactions are described below in the section entitled “- Other Related Events in Connection with the Business Combination” below.

FIAC is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FIAC was incorporated under the laws of the State of Delaware on February 23, 2021. The registration statement for FIAC’s IPO was declared effective on October 27, 2021. On November 1, 2021, FIAC consummated its IPO of 23,000,000 FIAC Units, which included the full exercise of the underwriters’ option to purchase an additional 3,000,000 FIAC Units at the IPO price to cover over-allotments. Each Unit consists of one share of Class A Common Stock and one-half of one FIAC Warrant, with each whole FIAC Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The FIAC Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000. Simultaneously with the closing of IPO, FIAC completed the private sale of 11,200,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to FIAC of $11,200,000.

Upon the closing of the IPO (including the full exercise of the underwriters’ over-allotment option) and the concurrent Private Placement, $234,600,000 was placed in the Trust Account, representing the aggregate redemption value of the Class A Common Stock sold in the IPO, at their redemption value of $10.20 per share.

On April 25, 2023, FIAC held a special meeting of stockholders (the “Extension Meeting”) to amend FIAC’s amended and restated certificate of incorporation to (i) extend the Termination Date by which FIAC has to consummate a Business Combination from May 1, 2023 (the “Original Termination Date”) to August 1, 2023 (the “Charter Extension Date”) and to allow FIAC, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time after the Charter Extension Date, by resolution of the FIAC Board if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until May 1, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of FIAC’s initial Business Combination shall have occurred prior to such date (such amendment, the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”) and (ii) remove the limitation that FIAC may not redeem shares of public stock to the extent that such redemption would result in FIAC having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,000 (such amendment, the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”). The stockholders of FIAC approved the Extension Amendment Proposal and the Redemption Limitation Amendment at the Extension Meeting on April 26, 2023.

In connection with the First Extension Meeting, the holders of 17,297,209 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.40 per share, for an aggregate redemption amount of $179,860,588. In connection with the Second Extension Meeting, the holders of 3,985,213 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.95 per share, for an aggregate redemption amount of $43,640,022.

In connection with the First Extension Meeting, on May 9, 2023, FIAC issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Promissory Note”) to the Sponsor, and the Sponsor funded the initial principal amount of $487,500 and, as of December 31, 2023, $1,500,000 was outstanding. Such funds have been deposited into the Trust Account. The Promissory Note does not bear interest and matures upon closing of the FIAC’s initial Business Combination. In the event that FIAC does not consummate a Business Combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. Up to the total principal amount of the Promissory Note may be converted, in whole or in part, at the option of the Lender into warrants of the Company at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants issued to the Sponsor at the time of the IPO.

In connection with the Second Extension Meeting, on December 1, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Second Promissory Note”) to the Sponsor and the Sponsor funded deposits into the Trust Account. The Second Promissory Note does not bear interest and matures upon closing of the Company’s initial Business Combination. In the event that the Company does not consummate a Business Combination, the Second Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. As of September 30, 2024, an aggregate of $1,475,000 has been drawn under the Second Promissory Note.

Proceeds from promissory notes of $2,975,000 (and related uses) through September 30, 2024 are reflected in FIAC’s historical financial statements presented in the unaudited pro forma condensed combined financial information. Proceeds received and related uses after September 30, 2024 are not reflected in the unaudited condensed consolidated pro forma financial information.

DevvStream is a capex-light carbon credit generation company focused on high-quality and high-return technology-based projects. DevvStream offers investors exposure to carbon credits, a key instrument used to offset emissions of carbon dioxide from industrial activities to reduce the effects of global warming.

FIAC and DevvStream have different fiscal year ends. DevvStream’s fiscal year end is the last day in July, or July 31st, and FIAC’s fiscal year end is December 31st. As the fiscal years differ by more than 93 days, pursuant to Rule 11- 02(c)(3) of Regulation S-X for the purposes of presenting the unaudited pro forma condensed combined financial information, the fiscal year end of DevvStream has been conformed to the fiscal year end of FIAC. Following the consummation of the Business Combination, New PubCo will have a July 31st fiscal year end.

The unaudited pro forma combined balance sheet as of October 31, 2024 combines the historical unaudited balance sheet of FIAC as of September 30, 2024, with the historical unaudited consolidated balance sheet of DevvStream as of October 31, 2024, on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on October 31, 2024.

The unaudited pro forma combined statement of operations for the twelve months ended July 31, 2024 combines the historical unaudited statement of operations of FIAC for the twelve months ended September 30, 2024 with the historical audited statement of operations of DevvStream for the 12 months ended July 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2023, the beginning of the earliest period presented.

The 12-month period of FIAC’s historical statement of operations ending on September 30, 2024 is calculated by taking the unaudited statement of operations results of FIAC for the nine months ended September 30, 2024 and adding the consolidated statements of operations and comprehensive loss of FIAC for the year ended December 31, 2023 and subtracting the unaudited statement of operations results of FIAC for the nine months ended September 30, 2023.

The unaudited pro forma combined statement of operations for the three months ended October 31, 2024 combines the historical unaudited statement of operations of FIAC for the three months ended September 30, 2024 with the historical unaudited statement of operations of DevvStream for the three months ended October 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	the historical audited financial statements of FIAC for the fiscal year ended December 31, 2023;

•	the historical unaudited financial statements of FIAC as of and for the nine months ended September 30, 2024;

•	the historical audited financial statements of Devvstream for the fiscal year ended July 31, 2024;

•	the historical unaudited interim condensed consolidated financial statements of DevvStream as of October 31, 2024; and

•
other information relating to FIAC and DevvStream included in this Form 8-K/A, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination Proposal (Proposal 1).”

The unaudited pro forma combined financial information should also be read together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FIAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DevvStream,” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On September 12, 2023, FIAC entered into the Initial Business Combination Agreement, which was subsequently amended on May 1, 2024, August 10, 2024 and October 29, 2024 by and among FIAC, Amalco Sub and DevvStream. Pursuant to the Business Combination Agreement, among other things:

•
Prior to the Effective Time, FIAC will affect the SPAC Continuance and change its name to New PubCo. following the SPAC Continuance, and in accordance with the applicable provisions of the Plan of Arrangement and the BCBCA.

•
The exchange of all 76,954,288 DevvStream Company Shares issued and outstanding immediately prior to the Effective Time for 11,747,809 ,  11,747,809, and 11,747,809 of New PubCo Common Shares in the no redemptions, 50% redemptions, and maximum redemption scenarios, respectively, as adjusted by the Common Conversion Ratio.

•
The cancellation and conversion of 4,105,000 Company Options and 7,832,038 Company RSUs issued and outstanding immediately prior to the Effective Time into  626,668, 626,668, and 626,668 Converted Options and  1,195,636, 1,195,636, 1,195,636 Converted RSUs in the no redemptions, 50% redemptions, and maximum redemption scenarios, respectively. Unvested Company Options and Company RSUs will accelerate and vest immediately upon the consummation of the Business Combination.

•
The exchange of 8,089,018 Company Warrants issued and outstanding immediately prior to the Effective Time for  1,234,866,  1,234,866, and  1,234,866 of Converted Warrants in the no redemptions, 50% redemptions, and maximum redemption scenarios, respectively. The Converted Warrants shall become exercisable into New PubCo Common Shares in an amount equal to the Company Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio).

Other Related Events in Connection with the Business Combination

Other related events that are contemplated to occur in connection with the Business Combination are summarized below:

•
The DevvStream management team is still in the process of negotiating a PIPE financing up to gross proceeds of $2.5 million to support the combined company at closing (the “PIPE Financing”). Since an agreement has not been completed, any proposed PIPE Financing is excluded from these pro forma financial statements. However, if suitable terms for a PIPE Financing cannot be reached, there is a probability there will be insufficient cash in the maximum redemption scenario. This would necessitate the settlement of the Sponsor Working Capital Loan in Private Placement Warrants, along with the recording of accrued expenses in the accompanying pro forma condensed combined balance sheet.

•
DevvStream is in the process of issuing Convertible Bridge Notes, of which $1.0 million has been issued as of October 31, 2024, in accordance with Section 2.12(f) of the Initial Business Combination Agreement and the Convertible Bridge Notes Subscription Agreements. The principal loan amount and all accrued interest for the Convertible Bridge Notes is payable in cash, or may be converted, at each holder’s sole option, into Subordinated Voting Company Shares effective immediately upon Closing. For more information regarding the Convertible Bridge Notes, see the section of this proxy statement/prospectus titled “Certain Relationships and Related Person Transactions - DevvStream - Convertible Bridge Financing.” We have assumed for purposes of this disclosure that these Convertible Bridge Notes will be fully settled and paid in cash upon the consummation of the Business Combination. The Convertible Bridge Notes are referred to as the “Financing Transactions.”

•
In connection with the Business Combination, DevvStream and FIAC are expected to pay $13.4 million of transaction costs and an additional $2.9 million for the repayment of the Sponsor Working Capital Loans and $0.3 million for the settlement of Sponsor accrued administrative fees. In the maximum redemption scenario, there will not be sufficient cash to pay these fees at closing, no transaction expenses are paid at closing, and $13.4 million is recorded as accrued fees in the accompanying pro forma condensed balance sheet. Furthermore, within the context of the maximum redemption scenario, the First Sponsor Working Capital Loan is settled through the exchange for 1,500,000 Private Placement Warrants.

Expected Accounting Treatment of the Business Combination

We expect the Business Combination to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FIAC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New PubCo will represent a continuation of the financial statements of DevvStream with the Business Combination treated as the equivalent of DevvStream issuing shares for the net assets of FIAC, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Closing will be those of DevvStream in future reports of New PubCo. DevvStream has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under each of the no redemptions, 50% redemptions and maximum redemptions scenarios:

•	DevvStream Shareholders will have the largest portion of the voting power of New PubCo;

•	DevvStream Shareholders will have the ability to nominate a majority of the members of the New PubCo Board;

•	DevvStream senior management will comprise the senior management roles of New PubCo and be responsible for the day-to-day operations;

•	New PubCo will assume the DevvStream name as DevvStream Corp.; and

•	The intended strategy and operations of New PubCo will continue DevvStream’s current strategy and operations in the post-combination company.

We currently expect the FIAC Warrants and Private Placement Warrants to remain liability classified instruments upon the Closing. New PubCo has preliminarily evaluated the accounting for the Company Warrants, which shall be converted into warrants to purchase shares of New PubCo in accordance with the requirements of ASC 480 and ASC 815-40-15. For purposes of the unaudited pro forma condensed combined financial information, the New PubCo Warrants are classified as permanent equity. However, the evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument, impact to earnings per share, analysis of any potential embedded derivatives and the impact to other preferred/equity units are ongoing and subject to change.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New PubCo upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, nor does it reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma combined financial information does not purport to project the future operating results or financial position of New PubCo following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed. FIAC and DevvStream have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information contained herein assumes that the FIAC stockholders approve the Business Combination on the terms and conditions set forth in the Business Combination Agreement. Pursuant to the current certificate of incorporation, FIAC’s public stockholders may elect to redeem their Public Shares for cash even if they approve the Business Combination. FIAC cannot predict how many of its public stockholders will exercise their right to redeem their shares of Class A Common Stocks for cash. The unaudited pro forma combined financial information has been prepared assuming three redemption scenarios after giving effect to the Business Combination, as follows:

•	Assuming No Redemptions: Assuming that no holders of Class A Common Stock exercise redemption rights with respect to their shares for a pro rata share of the funds in the Trust Account.

•
Assuming 50% Redemptions: Assuming that FIAC stockholders holding 858,789 of the Public Shares subject to redemption (prior to the application of the Reverse Split Factor) will exercise their redemption rights for their pro rata share (approximately $11.24 per share) of the funds in the Trust Account. This scenario gives effect to Public Share redemptions for aggregate redemption payments of approximately $9.7 million using a per share redemption price of $11.24 per share.

•
Assuming Maximum Redemptions: Assuming that FIAC stockholders holding 1,717,578 of the Public Shares subject to redemption (prior to the application of the Reverse Split Factor) will exercise their redemption rights for their pro rata share (approximately $11.24 per share) of the funds in the Trust Account. This scenario gives effect to Public Share redemptions for aggregate redemption payments of approximately $19.3 million using a per share redemption price of $11.24 per share. Additionally, due to the cash constraints in the maximum redemption scenario, the First Sponsor Working Capital Loan is expected to be settled in exchange for 1,500,000 Private Placement Warrants.

The public stockholder redemptions are expected to be within the parameters described by the above three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The following summarizes the pro forma New PubCo Common Shares issued and outstanding immediately after the Business Combination, presented under the three assumed redemption scenarios:
	Share Ownership in DevvStream Holdings Inc.(1)
	Pro Forma Combined (Assuming No Redemptions)(2)		Pro Forma Combined (Assuming 50% Redemptions)(3)		Pro Forma Combined (Assuming Maximum Redemptions)(4)(5)
	Number of Shares	% Ownership	Number of Shares	% Ownership	Number of Shares	% Ownership
Sponsor and initial FIAC shareholders(6)(7)	5,086,324	27.5%	5,086,324	28.8%	5,086,324	30.2%
FIAC public shareholders(8)	1,688,150	9.1%	844,075	4.8%	-	0.0%
Former DevvStream shareholders(9)	11,747,809	63.4%	11,747,809	66.4%	11,747,809	69.8%
Former DevvStream Convertible Note Holders	-	0.0%	-	0.0%	-	0.0%
Total	18,522,283	100.0%	17,678,208	100.0%	16,834,133	100.0%

(1)
Assumes a Reverse Split Factor of 0.9829, based on the closing price of the Subordinated Voting Company Shares on the Cboe Canada, as of October 31, 2024, converted into United States dollars based on the Bank of Canada daily exchange rate as of October 31, 2024.

(2)	Assumes that no Class A Common Stock is redeemed.
(3)
Assumes 50% of the shares of Class A Common Stock are redeemed for aggregate redemption payments of approximately $9.7 million, assuming a $11.24 per share redemption price and based on shares subject to redemption (prior to the application of the Reverse Split Factor) and funds in the Trust Account as of September 30, 2024.

(4)
Assumes the maximum amount of shares of Class A Common Stock are redeemed for aggregate redemption payments of approximately $19.3 million, assuming a $11.24 per share redemption price and based on shares subject to redemption (prior to the application of the Reverse Split Factor) and funds in the Trust Account as of September 30, 2024.

(5)
Excludes the 1,075,204 Private Placement Warrants exchanged for the payment of the First Sponsor Working Capital Loan, given the expectation that these warrants will not be in the money at the time of closing.

(6)	Includes 1,725,328 Founder Shares held by FIAC’s Sponsor, 862,664 Founder Shares held by other investors that will convert into New PubCo Common Shares.
(7)	Excludes 5,601,064 Private Placement Warrants as the warrants are not expected to be in the money at Closing.
(8)	Excludes 5,751,092 FIAC Warrants as the warrants are not expected to be in the money at Closing.
(9)
Excludes shares underlying (i) Legacy Warrants, which will be exercisable for 1,234,866 shares at a weighted average exercise price of $9.29 per share, (ii) Converted Options, which will be exercisable for 626,668 shares at a weighted average exercise price of $7.87 per share and (iii) 1,195,636 Converted RSUs, as well as shares available for future issuance pursuant to the proposed Equity Incentive Plan.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions. Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of October 31, 2024
(in thousands)

						Assuming No Redemptions			Assuming 50% Redemptions			Assuming Maximum Redemptions
	Focus Impact Acquisition Corp. (Historical)	Devv Stream Holdings Inc. (Historical)	Devv Stream Shareholders' Extension Redemptions	Financing Transaction Adjustments		Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$2	$13		$50	A	$1,616	B	$1,681	$(541)	B	$(476)	$(65)	B	$-
Restricted Cash	26	-		-		-		26	-		26	-		26
Income tax receivable	172	-		-		-		172	-		172	-		172
GST receivable	-	96		-		-		96	-		96	-		96
Prepaid expenses	8	31		-		-		39	-		39	-		39
Total current assets	208	140	-	50		1,616		2,014	(541)		(143)	(65)		333
Equipment	-	1		-		$-		$1	-		1	-		1
Prepaid expenses, non-current	-	-		-		-		-	-		-	-		-
Investment held in Trust Account	19,307	-	-	-		(19,307)	C	-	(19,307)	C	-	(19,307)	C	-
Total assets	$19,515	$141	$0	$50		$(17,691)		$2,015	$(19,848)		$(142)	$(19,372)		$334

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	7,283	8,409		-		(15,691)	D	$1	(18,023)	D	$(2,331)	(2,481)	D	$13,211
Convertible debenture	-	941		50	A	(991)	E	-	(991)	E	-	(50)	E	941
Mandatory convertible debentures	-	-		-		-	E	-	-	E	-	-		-
Derivative liability	-	2,321		-		(2,321)	E	-	(2.321)	E	-	-		2,321
Due to related party	-	-		-		-		-	-		-	-		-
Due to Sponsor	330	-		-		(330)	D	-	(330)	D	-	(15)	D	315
Franchise taxes payable	30	-		-		-		30	-		30	-		30
Income taxes payable	-	-		-		-		-	-		-	-		-
Excise tax payable	2,235	-		-		-	D	2,235	97	D	2,332	193	D	2,428
Warrant liability	-	647	-	-		-		647	-		647	-		647
Redemption payable	-	-	-	-		-		-	-		-	-		-
Promissory note - related party	2,975	-		-		(2,975)	D	-	(2,975)	D	-	(1,500)	D	1,475
Total current liabilities	12,853	12,318	-	50		(22,308)		2,913	(24,543)		678	(3,853)		21,368
Warrant liability	681	-		-		-		681	-		681	60		741
Marketing agreement	150	-		-		(150)	D	-	(150)	D	-	-	D	150
Deferred underwriting commissions	-	-		-		-		-	-		-	-		-
Note Payable	-	-		-		-		-	-		-	-		-
Total liabilities	13,684	12,318	-	50		(22,458)		3,594	(24,693)		1,359	(3,793)		22,259
Commitments and contingencies:
Class A common stock subject to possible redemption	19,479	-		-		(19,479)	F	-	(19,479)	F	-	(19,479)	F	-

Equity:
Preferred Equity	-	-		-		-		-	-		-	-		-
Class A common Stock	1	-		-		1	G	2	1	G	2	1	G	2
Class B common stock	-	-		-		-		-	-		-	-		-
Additional paid in capital	-	13,561		-		8,562	H	22,123	8,640	H	22,201	(10,938)	H	2,623
Common Shares	-	-		-		-		-	-		-	-		-
Accumulated other comprehensive loss	-	45		-		-		45	-		45	-		45
Deficit	(13,649)	(25,783)		-		15,683	I	(23,749)	15,683	I	(23,749)	14,837	I	(24,595)
Total shareholders' equity	(13,648)	(12,177)	-	-		24,246		(1,579)	24,324		(1,501)	3,900		(21,925)
Total liabilities and shareholders' equity	$19,515	$141	-	$50		$(17,691)		$2,015	$(19,848)		$(142)	$(19,372)		$334

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the 3 Months Ended October 31, 2024
(in thousands, except share data)

			Assuming No Redemption			Assuming 50% Redemptions			Assuming Maximum Redemptions
	Focus Impact Acquisition Corp. (Historical)	Devv Stream Holdings Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined

Operating expenses:
Operating costs	1,373	-	(1,373)	J	-	(1,373)	J	-	(1,373)	J	-
Sales and marketing	-	272	-		272	-		272	-		272
Depreciation	-	-	-		-	-		-	-		-
General and administrative	-	57	1,373	J	1,430	1,373	J	1,430	1,373	J	1,430
License fee	-	-	-		-	-		-	-		-
Professional fees	-	1,409	-		1,409	-		1,409	-		1,409
Salaries and wages	-	488	-		488	-		488	-		488
Share-based compensation	-	-	-		-	-		-	-		-
Total operating expenses	1,373	2,226	-		3,599	-		3,599	-		3,599
Other income
Other Income (expense)	-	-	-		-	-		-	-		-
Interest and accretion expense	-	(57)	0	J	(57)	0	J	(57)	0	J	(57)
Unrealized loss on derivative liability	-	(1,348)	1,348	O	-	1,348	O	-	1,348	O	-
Foreign exchange gain (loss)	-	2	-		2	-		2	-		2
Unrealized gain on mandatory convertible debentures	-	71	-		71	-		71	-		71
Loss on impairment	-	-	-		-	-		-	-		-
Loss on settlement of accounts payable	-	(8)	-		(8)	-		(8)	-		(8)
Recovery of offering costs allocated to warrants	-	-	-		-	-		-	-		-
Change in fair value of warrant liabilities	227	(488)	-	N	(261)	-	N	(261)	(30)	N	(291)
Operating account interest income	0	-	(0)	J	-	(0)	J	-	(0)	J	-
Income from trust account	175	-	(175)	K	-	(175)	K	-	(175)	K	-
Total other income	402	(1,828)	1,173		(253)	1,173		(253)	1,144		(283)
Income before provision for income taxes	(971)	(4,054)	1,173		(3,851)	1,173		(3,851)	1,144		(3,881)
Provision for income taxes	(41)	-	-	L	(41)	-	L	(41)	-	L	(41)
Net (loss) income	$(1,012)	$(4,054)	$1,173		$(3,892)	$1,173		$(3,892)	$1,144		$(3,922)

Pro Forma Earnings Per Share
Basic					$(0.21)			$(0.22)			$(0.23)
Diluted					$(0.21)			$(0.22)			$(0.23)
Pro Forma Number of Shares Used in Computing EPS
Basic (#)					18,522,283			17,678,208			16,834,133
Diluted (#)					18,522,283			17,678,208			16,834,133

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended July 31, 2024
(in thousands, except share data)

			Assuming No Redemptions			Assuming 50% Redemptions			Assuming Maximum Redemptions
	Focus Impact Acquisition Corp. (Historical)	Devv Stream Holdings Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined

Operating expenses:
Operating costs	5,258	-	(5,258)	J	-	(5,258)	J	-	(5,258)	J	-
Sales and marketing	-	481	-		481	-		481	-		481
Depreciation	-	2	-		2	-		2	-		2
General and administrative	-	461	5,258	J	5,719	5,258	J	5,719	5,258	J	5,719
License fee	-	-	-		-	-		-	-		-
Professional fees	-	5,656	-		5,656	-		5,656	-		5,656
Salaries and wages	-	2,136	-		2,136	-		2,136	-		2,136
Share-based compensation	-	-	-		-	-		-	-		-
Total operating expenses	5,258	8,736	-		13,994	-		13,994	-		13,994
Other income
Other Income (expense)	-	-	(252)	M	(252)	(252)	M	(252)	(252)	M	(252)
Interest and accretion expense	-	(82)	3	J	(79)	3	J	(79)	1,443	J	1,361
Unrealized loss on derivative liability	-	(846)	3,132	O	2,286	3,132	O	2,286	3,132		2,286
Foreign exchange gain (loss)	-	(108)	-		(108)	-		(108)	-		(108)
Unrealized loss on mandatory convertible debentures	-	(28)	-		(28)	-		(28)	-		(28)
Loss on impairment	-	-	-		-	-		-	-		-
Gain on forgiveness of accounts payable	-	-	-		-	-		-	-		-
Recovery of offering costs allocated to warrants	-	-	-		-	-		-	-		-
Change in fair value of warrant liabilities	1,135	-	-	N	1,135	-	N	1,135	89	N	1,224
Operating account interest income	3	-	(3)	J	-	(3)	J	-	(3)	J	-
Income from trust account	1,390	-	(1,390)	K	-	(1,390)	K	-	(1,390)	K	-
Total other income	2,528	(1,064)	1,489		2,954	1,489		2,954	3,019		4,483
Income before provision for income taxes	(2,730)	(9,800)	1,489		(11,040)	1,489		(11,040)	3,019		(9,511)
Provision for income taxes	(391)	(73)	-	L	(464)	-	L	(464)	-	L	(464)
Net (loss) income	$(3,120)	$(9,873)	$1,489		$(11,504)	$1,489		$(11,504)	$3,019		$(9,975)

Pro Forma Earnings Per Share
Basic					$(0.62)			$(0.65)			$(0.59)
Diluted					$(0.62)			$(0.65)			$(0.59)
Pro Forma Number of Shares Used in Computing EPS
Basic (#)					18,522,283			17,678,208			16,834,133
Diluted (#)					18,522,283			17,678,208			16,834,133

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FIAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New PubCo will represent a continuation of the financial statements of DevvStream with the Business Combination treated as the equivalent of DevvStream issuing shares for the net assets of FIAC, accompanied by a recapitalization. The net assets of FIAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of DevvStream in future reports of New PubCo.

FIAC and DevvStream have different fiscal year ends. DevvStream’s fiscal year end is the last day in July, or July 31st, and FIAC’s fiscal year end is December 31st. As the fiscal years differ by more than 93 days, pursuant to Rule 11- 02(c)(3) of Regulation S-X for the purposes of presenting the unaudited pro forma condensed combined financial information, the fiscal year end of DevvStream has been conformed to the fiscal year end of FIAC. Following the consummation of the Business Combination, New PubCo will have a July 31st fiscal year end.

The unaudited pro forma combined balance sheet as of October 31, 2024 combines the historical unaudited balance sheet of FIAC as of September 30, 2024, with the historical audited consolidated balance sheet of DevvStream as of October 31, 2024, on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on October 31, 2024.

The unaudited pro forma combined statement of operations for the twelve months ended July 31, 2024 combines the historical unaudited statement of operations of FIAC for the twelve months ended September 30, 2024 with the historical audited statement of operations of DevvStream for the 12 months ended July 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2023, the beginning of the earliest period presented.

The 12-month period of FIAC’s historical statement of operations ending on September 30, 2024 is calculated by taking the unaudited statement of operations results of FIAC for the nine months ended September 30, 2024 and adding the consolidated statements of operations and comprehensive loss of FIAC for the year ended December 31, 2023 and subtracting the unaudited statement of operations results of FIAC for the 9 months ended September 30, 2023.

The unaudited pro forma combined statement of operations for the three months ended October 31, 2024 combines the historical unaudited statement of operations of FIAC for the three months ended September 30, 2024 with the historical unaudited statement of operations of DevvStream for the three months ended October 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	the historical audited financial statements of FIAC for the fiscal year ended December 31, 2023;

•	the historical unaudited financial statements of FIAC as of and for the nine months ended September 30, 2024;

•	the historical audited financial statements of Devvstream for the fiscal year ended July 31, 2024;

•	the historical unaudited interim condensed consolidated financial statements of DevvStream as of October 31, 2024 and for the three months ended October 31, 2024; and

•
other information relating to FIAC and DevvStream included in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination Proposal (Proposal 1).”

The unaudited pro forma combined financial information should also be read together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FIAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DevvStream,” and other financial information included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement/prospectus. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma combined balance sheet as a direct reduction to New PubCo’s additional paid in capital and are assumed to be cash settled. In the maximum redemption scenario, certain transaction costs are presented as accrued and unpaid as of the Closing. One-time direct and incremental transaction costs incurred in connection with the Business Combination allocated to the liability classified warrants are recorded as a charge to accumulated deficit.

Management has not identified any material differences in accounting policies that would require adjustments in the pro forma financial information. Certain reclassifications have been reflected to conform financial statement presentation as described in the notes the pro forma financial statements below.

2. Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information takes into consideration the effects of adjustments under the no redemptions scenario, 50% redemptions scenario and the maximum redemptions scenario.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of October 31, 2024, are as follows:

A.	The pro forma adjustments for subsequent DevvStream financing transactions represent significant transactions completed by DevvStream subsequent to Closing are as follows:

(in thousands)	No Redemption	50 % Redemption	Maximum Redemption
Recognize Note Payable	$50	$50	$50[1]
Net adjustment	$50	$50	$50

(1)
Reflects the $0.5 million of cash proceeds received from the note payable issuance, and an equal and offsetting increase to Convertible Debenture. The unaudited pro forma condensed combined statements of operations adjustments for the 12 months ended July 31, 2024 and the three months ended October 31, 2024, do not include the recognition of interest expense on the note payable, issued at a 5.30% annual interest rate and maturing within one year of issuance. The interest expense was deemed immaterial, and consequently, it has not been incorporated into these pro forma adjustments.

B. Represents pro forma adjustments to cash and cash equivalents to reflect the following:

(in thousands)	No Redemption	50 % Redemption	Maximum Redemption
Reclass of Cash and Securities Held in Trust Account	19,307	19,307	$19,307	[1]
Payment of Transaction Costs	(13,360)	(5,864)	$(15)	[2]
Payment of Sponsor Capital Loan	(3,305)	(3,305)	$-	[3]
Cash Paid on Redeemed Shares	-	(9,653)	$(19,307)	[4]
Payment of Convertible Bridge Notes	(976)	(976)	$-	[5]

Net adjustment[6]	1,666	(491)	(15)

(1)	Reflects the liquidation and reclassification of $19.3 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general corporate use by New PubCo.
(2)
Reflects the cash disbursement for the preliminary estimated direct and incremental transaction costs of $13.4 million, including $5.9 million and $0.0 million to be paid by FIAC and DevvStream, respectively, in connection with the Business Combination prior to, or concurrent with the Closing.

(3)
Reflects the cash disbursement of 3.0 million for the repayment of the First Sponsor Working Capital Loan, Second Sponsor Working Capital Loan and the accrued administrative fees totaling $0.30 million. In the maximum redemption scenario, the First Sponsor Working Capital Loan is settled and exchanged for 1,500,000 Private Placement Warrants which is reflected in Note 2 (E).

(4)
Reflects the cash disbursement for the shares redeemed, 844,075 and 1,688,150 shares of Class A Common Stock subject to redemption (prior to the application of the Reverse Split Factor), in the 50% and maximum redemption scenarios, respectively, at a redemption share price of $11.24 per share.

(5)
Reflects the cash disbursement of $1.0 million for the repayment of the convertible bridge notes, in the max redemption scenario, due to an insufficient amount of cash, the convertible bridge notes will remain outstanding and subject to conversion into NewPubCo shares at the closing of the Business Combination or repayable within 10 days after the closing of the Business Combination.

(6)
This adjustment also has offsetting impacts to cash from a $0.5 million note payable issuance subsequent to the latest balance sheet date. While the principal loan amount and all accrued interest for the note payable may be converted, at each holder’s sole option, into Subordinated Voting Company Shares effective immediately upon closing, we have assumed for purposes of this disclosure that this note payable will be fully paid in cash upon the consummation of the Business Combination.

C. Reflects the release of $19.3 million of cash currently held in the Trust Account that becomes available to effectuate the Business Combination and for the general use of New PubCo upon consummation of the Business Combination.

D. Reflects the payment of the Sponsor Working Capital Loans, the accrued administrative fee and previously incurred, expected to be incurred, and accrued transaction costs paid upon consummation of the Business Combination. This adjustment also reflects the accrual of an excise tax calculated at 1% of the shares of Class A Common Stock redeemed in each of the minimum, 50% and maximum redemption scenarios.

Additionally, a portion of these transaction costs is accounted for as a $0.3 million increase in the accumulated deficit. The charge to accumulated deficit is associated with transaction costs allocated to the liability classified warrants, as further discussed in Note 2 (J) and Note 2 (N).

In both the 50% redemption scenario and the maximum redemption scenario, there will not be sufficient cash to pay the transaction expenses at closing. Accordingly, $2.3 million and $2.5 million of direct and incremental transaction expenses that have not yet been incurred are recorded as accrued expenses in the accompanying pro forma condensed combined balance sheet. The DevvStream and FIAC management teams are attempting to complete a PIPE and/or other financing arrangements to pay these fees at closing. There is no firm commitment for a PIPE or other financing arrangement as of the date of this filing.

E. Reflects the settlement of the $0.9 million principal amount and all accrued interest from associated with the Convertible Bridge Notes and the reversal of $2.3 million of bifurcated derivative liability associated with the convertible note bridge financing and a loss of $2.3 million recorded to accumulated deficit.

F. Reflects the reclassification of shares of Class A Common Stock subject to possible redemption (prior to the application of the Reverse Split Factor) into permanent equity assuming no redemptions and immediate conversion of 1,688,150 shares of Class A Common Stock into New PubCo Common Shares in connection with the Business Combination and 50% redemptions and immediate conversion of 844,075 shares of Class A Common Stock into New PubCo Common Shares in connection with the Business Combination.

G. Represents pro forma adjustments to par value of Class A Common Stock balance to reflect the following:

(in thousands)	Amount
Conversion of Class A Common Stock into New PubCo Common Shares as a result of the Business Combination	1
Net adjustment	$1

H. Represents pro forma adjustments to additional paid in capital balance to reflect the following:

(in thousands)	No Redemption	50% Redemption	Maximum Redemption
Reduction in additional paid in capital for accrual of excise tax payable based on number of shares redeemed	-	(97)	(193)
Reduction in additional paid in capital for excess acquisition-related expenses over accrued amounts and recognition of unaccrued and unpaid acquisition-related expenses.	2,734	12,562	2,734
Reflection of the accrued deferred underwriting fees related to the Business Combination	-	-	-
Issuance of New Pubco Class A common Stock to holders of DevvStream ordinary units at the Closing	(1)	(1)	(1)
Conversion of FIAC Class A ordinary shares into New Pubco Class A common stock as a result of the Business Combination	19,479	9,825	172
Elimination of FIAC 's historical accumulated deficit in connection with the reverse recapitalization at the Closing	(13,649)	(13,649)	(13,649)
Conversion of the convertible debenture at the completion of the reverse recapitalization	-	-	-
Net adjustment	$8,563	$8,640	$(10,937)

I. Reflects the recognition of $0.3 million of direct and incremental transaction cost allocated to the liability classified warrants and the elimination of FIAC’s historical accumulated deficit with a corresponding adjustment to Additional paid in-capital for New PubCo in connection with the reverse recapitalization at the Closing, which is also reflected in Note 2 (M).

Adjustments to Unaudited Pro Forma Combined Statements of Operations

J. Represents reclassifications to conform FIAC’s financial information to financial statement line items and presentation of New PubCo based on DevvStream’s financial statement presentation.

K. Reflects the elimination of $0.2 million and $1.4 million of interest income for the three months and year ended September 30, 2024, related to historical income from the Trust Account, respectively.

L. The pro forma income statement adjustments do not reflect any income tax effect because DevvStream has a full valuation allowance offsetting any potential tax impact.

M. Reflects the recognition of $0.3 million of direct and incremental transaction costs allocated to the liability classified warrants.

In the maximum redemption scenario, this adjustment also reflects the recognition of a gain of $1.4 million attributable to the extinguishment of the $1.5 million First Sponsor Working Capital Loan in exchange for Private Placement Warrants with a fair value of $89 thousand.

N. Reflects the recognition of additional change in fair value of warrant liabilities, amounting to a loss of $30,000 for the three months ended September 30, 2024, and a gain of $89,000 for the year ended September 30, 2024, assuming that the 1,500,000 additional Private Placement Warrants used to settle the First Sponsor Working Capital Loan were outstanding as of October 1, 2023.

O. Reflects the elimination of the change in fair value of the embedded derivative liability and the recognition of a loss on extinguishment associated with the cash settlement of the convertible notes in the minimum and 50% redemption scenarios.

3. Earnings per Share

The pro forma earnings per share calculation represents the net income (loss) per share calculated using the pro forma basic and diluted weighted average shares outstanding of New PubCo Common Shares (assuming a Reverse Split Factor of 0.9829, based on the closing price of the Subordinated Voting Company Shares on the Cboe Canada, as of October 31, 2024, converted into United States dollars based on the Bank of Canada daily exchange rate as of October 31, 2024) as a result of the pro forma adjustments as if the Business Combination had occurred on January 1, 2023, the beginning of annual period. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share reflects (i) the historical DevvStream shares, as adjusted by the Common Conversion Ratio, outstanding as of the respective original issuance date and (ii) assumes that the new shares issuable relating to the Other Related Events, as adjusted by the Common Conversion Ratio (where applicable), and the Business Combination have been outstanding as of October 1, 2023, the beginning of the earliest period presented. For potentially dilutive securities related to DevvStream’s historical stock-based compensation and DevvStream’s Converted Warrants, the treasury stock method is applied along with the Conversion Ratio has been applied to determine the potentially dilutive impact. Under the 50% redemptions scenario, 50% of the shares of Class A Common Stock are assumed to be redeemed by FIAC public stockholders and are eliminated as of January 1, 2023, the beginning of the annual period. Under the maximum redemption scenario, 100% of the shares of Class A Common Stock assumed to be redeemed by FIAC public stockholders and are eliminated as of October 1, 2023, the beginning of the annual period.

The unaudited pro forma combined per share information has been presented under the three assumed redemption scenarios as follows:

	Three Months Ended September 30, 2024
(in thousands, except share and per share data)	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$(3,892)	$(3,892)	$(3,922)
Denominator:
Sponsor and certain affiliates	5,086,324	5,086,324	5,086,324
Public Shareholders	1,688,150	844,075	-
Former DevvStream shareholders	11,747,809	11,747,809	11,747,809
Former DevvStream convertible note holders	-	-	-
PIPE Investors	-	-	-
Weighted average shares outstanding - basic	18,522,283	17,678,208	16,834,133
Diluted effect of DevvStream stock based compensation	-	-	-
Diluted effect of DevvStream Converted Warrants	-	-	-
Weighted average shares outstanding - diluted	18,522,283	17,678,208	16,834,133

Net income (loss) per share attributable to common shareholders - basic	$(0.21)	$(0.22)	$(0.23)
Net income (loss) per share attributable to common shareholders - diluted	$(0.21)	$(0.22)	$(0.23)

Upon Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

	Three Months Ended September 30, 2024
	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Private placement warrants	11,008,084	11,008,084	12,482,381
Public warrants	11,302,943	11,302,943	11,302,943
New Pubco Warrants	1,234,866	1,234,866	1,234,866
New Pubco Stock Options	626,668	626,668	626,668
New Pubco RSUs	1,195,636	1,195,636	1,195,636

	Twelve Months Ended September 30, 2024
(in thousands, except share and per share data)	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$(11,504)	$(11,504)	$(9,975)
Denominator:
Sponsor and certain affiliates	5,086,324	5,086,324	5,086,324
Public Shareholders	1,688,150	844,075	-
Former DevvStream shareholders	11,747,809	11,747,809	11,747,809
Former DevvStream convertible note holders	-	-	-
Weighted average shares outstanding - basic	18,522,283	17,678,208	16,834,133
Diluted effect of DevvStream stock based compensation	-	-	-
Diluted effect of DevvStream Converted Warrants	-	-	-
Weighted average shares outstanding - diluted	18,522,283	17,678,208	16,834,133

Net income (loss) per share attributable to common shareholders - basic	$(0.62)	$(0.65)	$(0.59)
Net income (loss) per share attributable to common shareholders - diluted	$(0.62)	$(0.65)	$(0.59)

Following the Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

	Twelve Months Ended September 30, 2024
	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Private placement warrants	11,008,084	11,008,084	12,482,381
Public warrants	11,302,943	11,302,943	11,302,943
New Pubco Warrants	1,234,866	1,234,866	1,234,866
New Pubco Stock Options	626,668	626,668	626,668
New Pubco RSUs	1,195,636	1,195,636	1,195,636